  Exhibit 23.1

CONSENT OF INDEPNDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Rekor Systems, Inc. and Subsidiaries on Form S-8 (File No. 333-220864) and Forms S-3 (File No. 333-224423 & 333-252735) of our report dated March 12, 2021, with respect to the consolidated financial statements of Rekor Systems, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Friedman LLP

East Hanover, New Jersey
March 12, 2021